Exhibit 10.1

AMENDMENT TO INDEPENDENT CONSULTING SERVICES AGREEMENT

THIS AMENDMENT TO INDEPENDENT CONSULTING SERVICES AGREEMENT (“Amendment”) is made and entered into on this 17th day of October 2022 (“Effective Date”), by and between Veris Residential, Inc. (“Veris” or the “Company”), having offices at Harborside 3, 210 Hudson Street, Suite 400, Jersey City, N.J. 07311 and Gary T. Wagner, an independent consultant, having an office at 11917 SW Poseidon Way, Port St. Lucie, FL 34987 (“Consultant”).

WHEREAS, Veris and Consultant entered into an Independent Consulting Services Agreement effective April 16, 2022 (the “Agreement”); and

WHEREAS, by its terms, the Agreement ends on October 16, 2022; and

WHEREAS, Veris and Consultant wish to extend the Term of the Agreement;

NOW THEREFORE, In consideration of the mutual promises and covenants contained in this Amendment, and intending to be legally bound, Veris and Consultant agree as follows:

1.	Term.

Consultant shall continue to perform the Consulting Services, as described in the Agreement, through November 16, 2022 (“Extended Term”), unless the Agreement is otherwise terminated pursuant to its terms. Upon the conclusion of the Extended Term, the Agreement may, upon the mutual agreement of Veris and Consultant, be renewed for successive thirty (30) day periods, each an Extended Term, subject to the same terms and conditions as set forth in the Agreement.

2.	Compensation.

As compensation for the Consulting Services to be provided by Consultant during each Extended Term, at the conclusion of each Extended Term or the termination of the Agreement, if earlier, Veris shall provide Consultant with a lump sum of $5,000.00 (“Consulting Fee”). Veris shall issue an IRS Form 1099 to Consultant reflecting the Consulting Fee.

3.	Remaining Terms and Conditions.

All other terms and conditions of the Agreement not otherwise amended by this Amendment, shall remain in full force and effect during each Extended Term.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the Effective Date.

CONSULTANT:	VERIS RESIDENTIAL, INC.

/s/ Gary T. Wagner	By:	/s/ Taryn Fielder
GARY T. WAGNER		Taryn Fielder Executive Vice President & General Counsel